As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOODY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-3998945

(I.R.S. Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(212) 553-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(212) 553-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Goggins, Esq. Executive Vice President and General Counsel Moody’s Corporation 7 World Trade Center at 250 Greenwich Street New York, New York 10007 (212) 553-0300	Carl Sanchez, Esq. Elizabeth A. Razzano, Esq. Paul Hastings LLP 4747 Executive Drive, 12th Floor San Diego, CA 92121 (858) 458-3000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Moody’s Corporation

137,959 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”) of up to 137,959 shares (the “Shares”) of our common stock, par value $0.01 per share (the “Common Stock”). We are registering the resale of the Shares covered by this prospectus as required by the terms of the Share Purchase and Transfer Agreement that we entered into with the Selling Stockholders on December 2, 2021.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 11 of this prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders.

No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The Selling Stockholders may be deemed underwriters of the Shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Our Common Stock is currently listed on the New York Stock Exchange under the symbol “MCO”. On February 28, 2022, the last reported sales price for our Common Stock was $322.03 per share.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2022.

In this prospectus, except as otherwise indicated, the “Company”, “Moody’s”, “we”, “our”, and “us” refer to Moody’s Corporation and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration process, the Selling Stockholders named in this prospectus may use this prospectus to sell up to 137,959 shares of our Common Stock from time to time in one or more offerings. If required, each time that any Selling Stockholder offers and sells shares of Common Stock, the Selling Stockholder may provide a prospectus supplement to this prospectus that will contain specific information about the shares being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering.

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 5. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge or other non-sale related transfer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Moody’s investor relations Internet website is http://ir.moodys.com/. Under the “SEC Filings” tab at this website, the Company makes available free of charge its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on, or accessible through, our website or the websites of any of our businesses is not part of this prospectus or any accompanying prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the notes offered pursuant to this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of the Shares covered by this prospectus (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022;

•	our Current Report on Form 8-K filed on February 28, 2022; and

•

the description of the capital stock contained in the Registration Statement on Form 10/A-2, filed with the SEC under Section 12(b) of the Exchange Act, as amended, on June 18, 1998, including any amendments or reports filed for the purposes of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Investor Relations

Telephone: (212) 553-0300

Email: ir@moodys.com

Website: ir.moodys.com

You should rely only on the information contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone else to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are forward-looking statements and are based on future expectations, plans and prospects for our business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Those statements appear at various places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, including in the sections containing the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “predict,” “potential,” “continue,” “strategy,” “aspire,” “target,” “forecast,” “project,” “estimate,” “should,” “could,” “may” and similar expressions or words and variations thereof relating to our views on future events, trends and contingencies or otherwise conveying the prospective nature of events or outcomes generally indicative of forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information are made as of the date on the front cover of the applicable document, and we undertake no obligation (nor do we intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying examples of factors, risks and uncertainties that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements.

Those factors, risks and uncertainties include, but are not limited to the impact of COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and GDP in the U.S. and worldwide, and on Moody’s own operations and personnel; future worldwide credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates, inflation and other volatility in the financial markets such as that due to Brexit and uncertainty as companies transition away from LIBOR; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as a nationally recognized statistical rating organization (NRSRO), the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. Other factors, risks and uncertainties relating to our acquisition of

Risk Management Solutions, Inc. and certain of its subsidiaries and other affiliates (“RMS”), a global provider of climate and natural disaster risk modeling and analytics that Moody’s acquired in September 2021, could cause our actual results to differ, perhaps materially, from those indicated by these forward-looking statements, including risks relating to the integration of RMS’s operations, products and employees into Moody’s and the possibility that anticipated synergies and other benefits of the acquisition will not be realized in the amounts anticipated or will not be realized within the expected timeframe; risks that the acquisition could have an adverse effect on the business of RMS or its prospects, including, without limitation, on relationships with vendors, suppliers or customers; claims made, from time to time, by vendors, suppliers or customers; changes in the U.S., Europe (primarily the U.K.), Japan, India or global marketplaces that have an adverse effect on the business of RMS. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are currently, or in the future could be, amplified by the COVID-19 outbreak, and are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2021, and in other filings made by Moody’s from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

MOODY’S CORPORATION

Overview

Moody’s is a global integrated risk assessment firm that empowers organizations and investors to make better decisions. Moody’s reports in two segments: Moody’s Investors Service, Inc. (“MIS”) and Moody’s Analytics, Inc. (“MA”).

MIS publishes credit ratings and provides assessment services on a wide range of debt obligations, programs and facilities, and the entities that issue such obligations in markets worldwide, including various corporate, financial institution and governmental obligations, and structured finance securities. A rating from MIS enables issuers to create timely, go-to-market debt strategies with the ability to capture wider investor focus and deeper liquidity options. Ratings revenue is derived from the originators and issuers of such transactions who use MIS ratings to support the distribution of their debt issues to investors. Ratings are disseminated via press releases to the public primarily through a variety of electronic media, including the internet and real-time information systems widely used by securities traders and investors. MIS also earns revenue from certain non-ratings-related operations, which primarily consist of financial instruments pricing services in the Asia-Pacific region, revenue from ESG research, data and assessments and revenue from ICRA’s (as defined in our Annual Report on Form 10-K) non-ratings operations. The revenue from these operations is included in the MIS Other LOB (as defined in our Annual Report on Form 10-K) and is not material to the results of the MIS segment.

MA is a global provider of: (i) data and information; (ii) research and insights; and (iii) decision solutions, which help companies make better and faster decisions. MA leverages its industry expertise across multiple risks such as credit, market, financial crime, supply chain, catastrophe and climate to deliver integrated risk assessment solutions that enable business leaders to identify, measure and manage the implications of interrelated risks and opportunities. MA’s proprietary data, research and analytics combined with cloud-based software tools deliver solutions to meet customer needs as they arise. MA’s subscription businesses provide a significant base of recurring revenue to mitigate cyclical changes in debt issuance volumes that may result in volatility in MIS’s revenues.

Share Purchase Agreement

The following is a summary of the transactions relating to the securities being registered hereunder:

On December 2, 2021, the Company entered into a Share Purchase and Transfer Agreement with Bureau van Dijk Editions Electroniques S. à r.l., 360kompany AG and the Selling Stockholders (the “Share Purchase Agreement”), pursuant to which we agreed to issue shares of Common Stock to the Selling Stockholders at the closing of the transactions contemplated by the Share Purchase Agreement, and to register the sale or other disposition of such shares. On February 28, 2022, we issued 137,959 shares of Common Stock to the Selling Stockholders pursuant to the Share Purchase Agreement.

Corporate Information

Our principal executive offices are located at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, and our telephone number is (212) 553-0300. Our internet address is www.moodys.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants in connection with the registration of the Shares covered by this prospectus.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 137,959 shares of our Common Stock. The Shares were issued to the Selling Stockholders pursuant to the Share Purchase Agreement as described above under the heading “Moody’s Corporation—Share Purchase Agreement.” Our issuance of the Shares to the Selling Stockholders was exempt from registration under the Securities Act.

This prospectus is being filed pursuant to our obligations under the terms of the Share Purchase Agreement. Under the terms of the Share Purchase Agreement, we are obligated to file a registration statement covering the resale by the Selling Stockholders of the Shares that we issued pursuant to the Share Purchase Agreement. Subject to the terms of the Share Purchase Agreement, for a period of six months following the Closing Date (i.e., August 28, 2022) or, if earlier, until all of the Shares have been disposed of, we must prepare any amendments, post-effective amendments and supplements to the registration statement or the prospectus as may be necessary to keep the registration statement and prospectus effective. We will bear all expenses of registering the shares of Common Stock issued pursuant to the Share Purchase Agreement.

The shares of Common Stock to be offered by the Selling Stockholders pursuant to this prospectus were “restricted” securities under applicable federal and state securities laws upon initial issuance and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell the Shares publicly. The registration of the resale of the Shares does not require that any of the Shares be offered or sold by the Selling Stockholders. The Selling Stockholders may also from time to time offer and sell all or a portion of their Shares indicated below in privately negotiated transactions or on the New York Stock Exchange or any other market on which our Common Stock may subsequently be listed or quoted.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the shares covered hereby. The Selling Stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with any person to sell or distribute their shares, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of the offering. For purposes of the table below, we have assumed that the Selling Stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of February 28, 2022, by the Selling Stockholders and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of February 28, 2022. As of such date, 343,040,231 shares of Common Stock were issued and outstanding.

	Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares Beneficially Owned After the Offering(1)(2)
Name	Number	Percentage		Number	Percentage
Quidam Beteiligungen GmbH(3)	24,532	*	24,532	—	—
Zeitgeist Management, Ltd.(4)	17,808	*	17,808	—	—
Russell E. Perry	15,140	*	15,140	—	—
EXF Alpha S.C.S.(5)	8,800	*	8,800	—	—
Hermann Hauser Investment GmbH(6)	6,377	*	6,377	—	—
Elevator Ventures Beteiligungs GmbH(7)	8,382	*	8,382	—	—
UNIQA Ventures GmbH(8)	8,382	*	8,382	—	—
AC & Friends GmbH(9)	4,504	*	4,504	—	—
FLOOR 13 GmbH(10)	5,399	*	5,399	—	—
ANGO INVEST GmbH(11)	5,002	*	5,002	—	—
FINDUS Immobilien GmbH(12)	6,770	*	6,770	—	—
Johanna Konrad	1,347	*	1,347	—	—
Fabrizio Vismara	1,183	*	1,183	—	—
Johan Hampus Thorson	927	*	927	—	—
siimpact GmbH(13)	842	*	842	—	—
Christopher Adelsbach	703	*	703	—	—
Thomas Mathias Ludescher	633	*	633	—	—
Tariq Khan	595	*	595	—	—
EU Advice Limited(14)	645	*	645	—	—
Stravest Capital AG(15)	415	*	415	—	—
RA Advisors GmbH(16)	421	*	421	—	—
Vito Giannella	1,164	*	1,164	—	—
Lascaris Capital Fund SICAV PLC(17)	8,818	*	8,818	—	—
GB-VII Growth Fund Investment Limited Partnership(18)	6,378	*	6,378	—	—
NEXT LAYER Telekommunikations dienstleistungs- und Beratungs GmbH(19)	1,302	*	1,302	—	—
Hestias SA SICAV-FIAR(20)	1,490	*	1,490	—	—
TOTAL	137,959	—	137,959	—	—

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of February 28, 2022 are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Assumes that the Selling Stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(3)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Stefan Schneider who is the Managing Director of the Selling Stockholder. The address of the Selling Stockholder is Seestraße 9, 86919 Utting am Ammersee, Germany.

(4)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Polykarpos Themistokleous, Russell E. Perry and Intertrust Director Services Ltd who are the Directors of the Selling Stockholder. The address of the Selling Stockholder is Spyrou Kyprianou, 47, 1st floor, Mesa Geitonia, 4004, Limassol, Cyprus.

(5)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Berthold Baurek-Karlic who is the Managing Director of Venionaire Ventures, S.á.r.l., the General Partner of the Selling Stockholder. The address of the Selling Stockholder is 9A, rue Gabriel Lippmann, 5365 Munsbach, Luxemburg.

(6)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Michael Hauser-Raspe who is the sole stockholder of the Selling Stockholder. The address of the Selling Stockholder is Maria-Theresien-Straße 51-53, 6020 Innsbruck, Austria.

(7)	The address of the Selling Stockholder is Praterstraße 1, 1020 Vienna, Austria.
(8)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Andreas Nemeth and Georg Ioannidis who are the Managing Partners of the Selling Stockholder. The address of the Selling Stockholder is Untere Donaustrasse 21, 1029 Vienna, Austria.

(9)	The address of the Selling Stockholder is Hallerschloßstraße 1, 8010 Graz, Austria.
(10)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Stefan Schneider and Thomas Friess who are the CEO and Managing Director, respectively, of the Selling Stockholder. The address of the Selling Stockholder is Seestraße 9, 86919 Utting am Ammersee, Germany.

(11)	The address of the Selling Stockholder is A-2344, Maria Enzersdorf, Erlaufstraße 8/2.
(12)	The address of the Selling Stockholder is Billrothsttraße 19/10 1190 Vienna Austria.
(13)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Alexander Joshua von Gabain who is the Managing Director of the Selling Stockholder. The address of the Selling Stockholder is Vinzenzgasse 10 / 27, 1180 Vienna, Austria.

(14)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Vito Giannella, Gregor Giannella and Ivan Giannella who are the owners of more than 50% of the outstanding shares of the Selling Stockholder. The address of the Selling Stockholder is 29 Finsbury Circus, FC865 Salisbury House, EC2M5SQ London.

(15)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Dr. Stefan Odenthal who is the CEO of the Selling Stockholder. The address of the Selling Stockholder is Speerstrasse 26, 8832 Wilen bei Wollerau, Switzerland.

(16)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Lars P. Reichelt who is the Managing Director of the Selling Stockholder. The address of the Selling Stockholder is Dorf 26, 8704 Herrliberg, Switzerland.

(17)	The address of the Selling Stockholder is Quad Central, Q3 Level 9, Triq-L Esportaturi, Zone 1, Central Business District, Birkirkara, CBD 1040, Malta.
(18)

Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by Yasuhiko Yurimoto who is the President and CEO of Global Brain Corporation, the General Partner of the Selling Stockholder. The address of the Selling Stockholder is 10-11 Sakuragaokacho, Shibuya-ku, Tokyo 150-0031, Japan.

(19)	The address of the Selling Stockholder is Mariahilfer Gürtel 37/7 ; 1150 Wien ; Austria.
(20)	The address of the Selling Stockholder is 4 Rue Peternelchen, L-2370 Howald, Grand PUCHP of Luxembourg.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Share Purchase Agreement, estimated to be $113,124.97 in total, including all registration, filing and listing fees, transfer agent fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses, and expenses of our independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration; provided, however, that a Selling Stockholder will pay all discounts, selling commissions and stock transfer taxes applicable to the sale of the Shares and fees and disbursements of financial advisors for the Selling Stockholders and all similar commissions relating to the Selling Stockholders’ disposition of the Shares.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

General

As of February 28, 2022, our authorized capital stock consisted of 1,000,000,000 shares of Common Stock, 10,000,000 shares of series common stock, par value $0.01 per share (“Series Common Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). Our board of directors (“Board”) may establish the rights and preferences of the preferred stock from time to time. As of February 28, 2022, there were 343,040,231 shares of our Common Stock issued and outstanding, no shares of Series Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

The principal stock exchange on which our Common Stock is listed is the New York Stock Exchange under the symbol “MCO.”

Common Stock

The following description of the terms of our Common Stock is not complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation (the “Certificate”), and our Amended and Restated By-laws (the “By-laws”).

Voting Rights

The holders of our Common Stock generally are entitled to one vote on all matters submitted for action by our stockholders; provided, however, that, except as otherwise required by law, holders of our Common Stock shall not be entitled to vote on any amendment to the Certificate (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Series Common Stock (if any are issued in the future).

There is no provision for cumulative voting with regard to the election of directors.

Dividend and Liquidation Rights

Subject to the rights applicable to any shares of Preferred Stock or Series Common Stock outstanding at any time, holders of our Common Stock are entitled to receive dividends at such times and in such amounts as our Board in its discretion shall determine and are entitled, in the event of a liquidation, to share ratably in all assets remaining paid after payment of liquidation.

Other Rights

The holders of our Common Stock have no preemptive rights and no rights to convert their shares of Common Stock into any other securities, and our shares of Common Stock are not subject to any redemption or sinking fund provisions. Additionally, a stockholder or group of stockholders may nominate director candidates and have the candidates included in our proxy materials, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Certificate and our By-laws.

Preferred Stock and Series Common Stock

The authorized Preferred Stock and the authorized Series Common Stock are available for issuance from time to time in one or more series at the discretion of our Board without stockholder approval. Pursuant to the Certificate, the Board has the authority to prescribe for each series of Preferred Stock or Series Common Stock it establishes the number of shares in that series, the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Depending upon the rights of such Preferred Stock or Series Common Stock, as applicable, the issuance of Preferred Stock or Series Common Stock, as applicable, could have an adverse effect on holders of Common Stock by delaying or preventing a change in control, making removal of the present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock.

Authorized But Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the Common Stock remained listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock, Preferred Stock and Series Common Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control.

Anti-Takeover Provisions

Some provisions of Delaware law, our Certificate and our By-laws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Certificate and By-laws

The Certificate and the By-laws:

•	authorize the Board to issue, at any time, Preferred Stock, the terms of which may be determined by the Board;

•	do not authorize cumulative voting;

•	authorize the Board to adopt, amend or repeal By-laws; and

•	provide that only the Secretary or any other officer, whenever directed by the Board or by the Chief Executive Officer, may call a special meeting.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	the Board approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, the Board approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Stock offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, San Diego, California. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Moody’s Corporation as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements and internal control over financial reporting as of December 31, 2021, contains an explanatory paragraph that states the Company acquired RMS during 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, RMS’s internal control over financial reporting associated with total assets of $333 million and total revenues of $81 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2021. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of RMS.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us pursuant to the provisions described in Item 15 of the registration statement of which this prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the Common Stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

MOODY’S CORPORATION

137,959 SHARES OF COMMON STOCK

PROSPECTUS

March 1, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Moody’s Corporation (the “Registrant”), in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$4,124.97
Legal fees and expenses	75,000
Accounting fees and expenses	24,000
Printing, transfer agent fees and miscellaneous expenses	10,000

Total	$113,124.97

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Registrant’s Restated Certificate of Incorporation provides that the Registrant shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Registrant’s Restated Certificate of Incorporation also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

The indemnification rights conferred by the Restated Certificate of Incorporation of the Registrant are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Registrant may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Registrant, effective April 22, 2020 (incorporated by reference to Exhibit 3.3 to the Report on Form 8-K of the Registrant, file number 1-14037, filed April 27, 2020).

3.2	Amended and Restated By-laws of Moody’s Corporation, effective December 14, 2020 (incorporated by reference to Exhibit 3.1 to the Report on Form 8-K of the Registrant, file number 1-14037, filed December 18, 2020).

4.1*+	Share Purchase and Transfer Agreement, dated as of December 2, 2021, by and among the Registrant, Bureau van Dijk Editions Electroniques S. à r.l., 360kompany AG and the shareholders named therein.

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2022.

MOODY’S CORPORATION

By: /s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each of the undersigned officers and directors of Moody’s Corporation, a Delaware corporation, hereby constitutes and appoints Rob Fauber, Mark Kaye and John J. Goggins, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rob Fauber Rob Fauber	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2022

/s/ Mark Kaye Mark Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2022

/s/ Caroline Sullivan Caroline Sullivan	Senior Vice President and Corporate Controller (Principal Accounting Officer)	March 1, 2022

/s/ Jorge A. Bermudez Jorge A. Bermudez	Director	March 1, 2022

/s/ Thérèse Esperdy Thérèse Esperdy	Director	March 1, 2022

/s/ Vincent A. Forlenza Vincent A. Forlenza	Director	March 1, 2022

/s/ Kathryn M. Hill Kathryn M. Hill	Director	March 1, 2022

/s/ Lloyd W. Howell, Jr. Lloyd W. Howell, Jr.	Director	March 1, 2022

/s/ Raymond W. McDaniel, Jr. Raymond W. McDaniel, Jr.	Chairman of the Board of Directors	March 1, 2022

/s/ Leslie F. Seidman Leslie F. Seidman	Director	March 1, 2022

/s/ Bruce Van Saun Bruce Van Saun	Director	March 1, 2022

/s/ Zig Serafin Zig Serafin	Director	March 1, 2022